Exhibit 10.25

XCEL ENERGY INC.
2005 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AGREEMENT – 2011 Grant

This Agreement, dated and effective _____________, by and between Xcel Energy Inc., a Minnesota corporation (together with its affiliates and subsidiaries, referred to as “Xcel Energy”) and [participant] (the “Participant”) evidences an award of performance shares and the applicable terms and conditions of the award.

1.             Performance Shares Awarded. Xcel Energy awards you as a Participant [#] performance shares pursuant to the Xcel Energy Inc. 2005 Long-term Incentive Plan as amended and restated February 17, 2010 (the “Plan”), subject to the terms and conditions of the Plan and this Agreement.  The Plan as currently in effect is incorporated by reference and the Participant acknowledges the receipt of a copy thereof.

2.             Performance Cycle.

(a)
The performance cycle (the “Performance Cycle”) shall commence on _______ _____ (the “Commencement Date”) and, except as otherwise provided in this Agreement, will expire in full on __________, ____ (the “Expiration Date”).

(b)
The Governance, Compensation and Nominating Committee of the Board of Directors (the “Committee”) is designated as the Plan administrator. The Committee, however, has delegated certain administrative duties to the Executive Compensation department of Xcel Energy.

3.             Termination of Service. If your employment with Xcel Energy terminates for any reason, other than due to retirement, death or permanent and total disability, prior to the Expiration Date, all performance shares shall be forfeited on the date of your termination. If your employment with Xcel Energy terminates due to death or permanent and total disability during the Performance Cycle, you (or your estate) will continue participating with no additional restrictions according to the terms and conditions of this Agreement.  If your employment with Xcel Energy terminates due to retirement (as defined under any retirement plan of Xcel Energy in which you participate) on or between the Expiration Date and the date performance is certified by the Committee, you will continue participating with no additional restrictions according to the terms and conditions of this Agreement. If your employment with Xcel Energy terminates due to retirement (as defined under any retirement plan of Xcel Energy in which you participate) during the Performance Cycle, you will continue your participation in the Plan on a pro-rata basis.

4.             Pro-rata Basis Calculation.  The pro-rata basis participation calculation will prorate the number of performance shares otherwise payable to you as a Participant due to an occurrence of an event in Section 3 above. The prorate factor is based on the number of whole months during which the Participant is actively employed with Xcel Energy during the Performance Cycle divided by _______ (months).

5.             Accounting for Performance Shares. Each performance share, representing a hypothetical share of Xcel Energy Common Stock, is designed to approximate and track the fair market value price of one share of Xcel Energy Common Stock.  Each performance share is intended to represent an unfunded, unsecured promise to pay a benefit, if and when the performance shares Vests.  Any monetary value represented by the performance share is designed to remain among Xcel Energy’s general assets.

6.             Participant’s Rights. Except as otherwise provided herein, Participants shall have none of the rights of a stockholder, including rights to dividends or the right to vote any or all of the performance shares.  No dividend equivalents will be provided with respect to the performance shares.

7.             Vesting and Settlement of Performance Shares.

(a)	[Insert Performance Goal(s) that need to be achieved for payout.]

Any performance shares awarded hereunder that the Participant does not earn at the end of the Performance Cycle pursuant to the foregoing schedule shall be forfeited.

The provisions of this Section 7(a) shall not affect in any way any forfeitures under Section 3 or any provision regarding the payout of performance shares under Section 9 upon the occurrence of a Change in Control.

(b)
As soon as administratively feasible following the Expiration Date and certification in writing by the Committee as to the number of performance shares owned by the Participant and the degree to which the performance goal has been satisfied, but in no event later than two and a half months after the end of the calendar year in which the Expiration Date occurs, Xcel Energy shall cause to be paid to the Participant cash, an equivalent number of shares of Common Stock or a combination thereof as determined by the Committee.  Performance shares are to be valued using the Fair Market value of a share as defined in the Plan.  Payments may be made in a lump sum.  If the Participant dies prior to the payment and under Section 3 or Section 7(a) above or Section 9 below would otherwise be entitled to receive payment of an award, the Company shall pay, in cash, the Participant’s designated beneficiary (if the Participant has designated a beneficiary in writing delivered to the Xcel Energy Executive Compensation department) or if no beneficiary is designated, to the Participant’s estate.

8.             Changes in Capitalization of Xcel Energy.  If there is any change in the character of outstanding Xcel Energy Common Stock by reason of a stock dividend or distribution, stock split, capital reorganization, reclassification, combination or exchange of shares, or by reason of merger, consolidation, or other corporate reorganization, the Committee shall determine the appropriate adjustment to Participant’s performance shares, if any, needed to reflect such change.

9.             General Restrictions.  In the event a Change in Control occurs, as defined in the Plan, the Performance Cycle shall terminate and all performance shares shall be paid to Participants as soon as administratively feasible following determination of the Change in Control, but in no event later than two and a half months after the end of the calendar year in which the Change in Control occurs, according to the terms of the Plan.

10.            Recoupment.  Xcel Energy may recover any cash or shares awarded under this Agreement, or proceeds from the sale of such shares, to the extent required by any rule of the SEC or any listing standard of the New York Stock Exchange, including any rule or listing standard requiring recovery of incentive compensation in connection with an accounting restatement due to material noncompliance of Xcel Energy with any financial reporting requirement under the securities laws, which recovery shall be subject to the terms of any policy of Xcel Energy implementing such rule or listing standard; provided that, in any event, Xcel Energy may recover  cash or shares awarded under this Agreement, or proceeds from the sale of such shares, from a Participant who is terminated from Xcel Energy for fraud or misconduct.

11.            Withholding.  Xcel Energy may require the Participant to remit to it, or may withhold from the award or from the Participant’s other compensation, an amount sufficient to satisfy any applicable federal, state, local tax, employment, FICA or other mandated withholding requirements in regard to the performance shares in the year or years the performance shares become taxable to the Participant. Participant may elect in accordance with the Plan to satisfy the withholding requirement, in whole or in part, by having Xcel Energy withhold performance shares from the award at the rate the Committee determines satisfies applicable withholding requirements of the Code. For this purpose, performance shares will be valued using the Fair Market value of a share as defined in the Plan.  If no election is made, the Participant will be deemed to have elected performance shares to be withheld.

12.             Plan and Plan Interpretations as Controlling.  The performance shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Participant or his legal representatives with regard to any question arising hereunder or under the Plan.

13.           Participant Service.  Nothing in this Agreement shall limit the right of Xcel Energy or any of its subsidiaries to terminate the Participant’s service as an officer or employee, or otherwise impose upon Xcel Energy or any of its subsidiaries any obligation to employ or accept the services of the Participant.

14.           Participant Acceptance.  The Participant shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy to Xcel Energy.

15.             Mandatory Binding Arbitration. The Participant agrees that any and all disputes related to an award of performance shares including but not limited to, eligibility, vesting, distribution and payment, withholding, targets, effect of termination of employment or rights related to an amendment or termination of the Plan, will be subject to mandatory binding arbitration in Minneapolis, Minnesota before the American Arbitration Association. Participant agrees that the Participant will be responsible for bearing his or her share of the costs to arbitrate.

IN WITNESS WHEREOF, the parties hereto have caused this Performance Share Plan Agreement to be executed as of the date first above written.

XCEL ENERGY INC.

By:
Marvin E. McDaniel, Jr. Vice President of Xcel Energy Services Inc.

ACCEPTED:

Participant Signature

Date